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                                EXHIBIT 23


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-25210 and No. 33-55406) pertaining to The Lincoln Electric Company Employees' Stock Purchase Plan of our report dated March 25, 1994, with respect to the consolidated financial statements and schedules of The Lincoln Electric Company and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1993.



                                     /s/ Ernst & Young
                                     -------------------------
                                         Ernst & Young



Cleveland, Ohio
March 29, 1994
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                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-25219 and 33-55406) of The Lincoln Electric Company of our report dated March 9, 1994 relating to the consolidated financial statements of The Lincoln Electric Company (Australia) Proprietary
Limited and subsidaries appearing on page    of this Form 10-K.



/s/ Price Waterhouse

Price Waterhouse

Parramatta, Australia
March 28, 1994